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                                        Communications World International, Inc.
                                                                     Form 10-QSB
                                                                      Exhibit 10

                     GENERAL CREDIT AND SECURITY AGREEMENT
                     -------------------------------------

     THIS AGREEMENT, dated as of January 26, 2000, between SPECTRUM Commercial Services, a division of Lyon Financial Services, Inc., a Minnesota corporation, having its mailing address and principal place of business at Two Appletree Square, Suite 415, Bloomington, Minnesota 55425-1637 (herein called "Lender"), and Communications World International, Inc., CommWorld Acquisition Corporation, IAC Acquisition Corporation, and Digital Telecom Incorporated d/b/a CommWorld Nationwide, Inc., all having the mailing address and principal place of business at 7315 S. Revere Parkway, Suite 602, Englewood, CO 80112 and having joint and several responsibility hereunder (hereinafter collectively referred to as "Borrower").

     1.   Agreement.  This Agreement states the terms and conditions under which
          ---------
Borrower may obtain certain loans and/or other credit extensions from Lender.

     2.   Certain Definitions.  For purposes of this Agreement, the following
          -------------------
terms shall have the following meanings:

          "Advance(s)" shall have the meaning provided in the paragraph entitled
           ----------
"Advances".

          "Affiliate" shall include, with respect to any party, any Person which
           ---------
directly or indirectly controls, is controlled by, or is under common control with such party and, in addition, in the case of Borrower, each officer, director or 10% shareholder of Communications World International, Inc., and each joint venturer and partner of Borrower.

          "Borrower" shall have the meaning provided in the preamble hereto.
           --------

          "Borrowing Base" shall mean the sum of (i) Eighty percent (80%) of the
           --------------
net amount of Eligible Receivables or such greater or lesser percentage as Lender, in its sole discretion, shall deem appropriate, plus (ii) the lesser of
                                                        ----
(x) One Hundred Thousand and No/100ths Dollars ($100,000.00) or (y) Forty percent (40%) of the net amount of Eligible Inventory, or such greater or lesser dollars and/or percentage as Lender, in its sole discretion, shall deem appropriate.

          "Business Day" shall mean any day on which major commercial banks in
           ------------
Minneapolis, Minnesota are open for the transaction of business of the kind contemplated by this Agreement.

          "Chattel Paper" shall have the meaning ascribed to such term in
           -------------
Article 9 of the Commercial Code.

          "Closing Date" shall mean the day specified by Borrower on which all
           ------------
of the conditions precedent specified in the paragraph entitled "Conditions Precedent to Initial Advance" shall have been satisfied.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Commercial Code" shall mean the Uniform Commercial Code as enacted in
           ---------------
the State of Minnesota, as amended from time to time or other applicable state where required by law.

          "Consolidated" shall, when used with reference to any financial
           ------------
information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) any Person, mean the accounts of such Person and its subsidiaries, determined on a consolidated basis, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statement as to such accounts, in accordance with GAAP.

          "Contingent Obligations" shall mean, with respect to any Person, all
           ----------------------
of such Person's liabilities and obligations which are contingent upon and will not mature unless and until the occurrence of some event or circumstance and which are not included within the definition of Liabilities of such Person.

          "Customer(s)" shall have the meaning provided in the paragraph
           -----------
entitled "Reports and Collections".

          "Default" shall mean any event which, with the giving of notice or
           -------
passage of time, or both, would constitute an Event of Default.

          "Eligible Inventory" shall mean the dollar value of only that
           ------------------
Inventory in which only Lender holds a senior security interest, to which Lender, in its sole discretion, shall elect from time to time to constitute Eligible Inventory, and in any event, may include only new (and not used, returned and/or refurbished) inventory available for sale to its franchisees or distributors and which is located in the headquarters office of Communications World International, Inc. Without limiting the discretion of Lender to consider any Inventory not to be Eligible Inventory, and by way of example of types of Inventory that

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Lender will consider not to be Eligible Inventory, Lender, notwithstanding any earlier classification of eligibility, may consider any Inventory not to be Eligible Inventory if: (i) such Inventory does not constitute finished goods [or such Inventory does not constitute work in process which is being processed in the normal course so as to promptly become finished goods which, upon completion, will constitute Eligible Inventory] or such Inventory does not constitute raw materials that are to be used or consumed in the normal course in the processing of such raw materials into finished goods which, upon completion, will constitute Eligible Inventory; (ii) such Inventory does not meet all standards imposed by any governmental agency having regulatory authority over such goods and/or their use, manufacture or sale; (iii) such Inventory has not been physically received in the continental United States by Borrower; (iv) such Inventory is not currently usable or currently salable in the normal course of Borrower's operations; (v) such Inventory is on consignment to or from any other Person or is subject to any bailment; (vi) such Inventory is subject to any lien, Security Interest or other encumbrance whatsoever, except for the security interest of Lender under this Agreement; (vii) such Inventory has been sold to any other person; or (viii) such Inventory is located in a place other than Communications World International, Inc. headquarters. The value of Eligible Inventory shall be the lower of the cost or market value of the Eligible Inventory computed on a first-in, first-out basis in accordance with generally accepted accounting principles on the basis of the most recent inventory certificates delivered to Lender pursuant to the paragraph entitled "Affirmative Covenants".

          "Eligible Receivables" shall mean the dollar value of only such
           --------------------
Receivables of Borrower arising from the sale and actual shipment of Inventory or the full and complete rendition of services in the ordinary course of business which has been fully performed by Borrower and in which only Lender holds a senior security interest and as to which Lender, in its sole discretion, shall from time to time determine to be Eligible Receivables. Without limiting the discretion of Lender to consider any Receivable not to be an Eligible Receivable, and by way of example only of types of Receivables that Lender will consider not to be Eligible Receivables, Lender, notwithstanding any earlier classification of eligibility may consider any Receivable not to be an Eligible Receivable if: (i) any warranty is breached as to the Receivable; (ii) the Receivable is not paid by the account debtor within 90 days from the date of the invoice relating to such Receivable; (iii) the account debtor disputes liability or makes any claim with respect to the Receivable; (iv) a petition in bankruptcy or other application for relief under any insolvency law is filed with respect to the account debtor owing the Receivable; (v) the account debtor on the Receivable makes an assignment for the benefit of creditors, becomes insolvent, fails, suspends, or goes out of business; (vi) the Receivable arises from a sale to an account debtor outside the United States, unless the sale is on terms acceptable to Lender in its sole discretion; (vii) the Receivable is owed by an account debtor who owes Receivables of which more than 10% are more than 90 days past the date of the invoices relating to such Receivables; (viii) the account debtor is an Affiliate or employee of Borrower; (ix) the account debtor is also a supplier or creditor of Borrower; (x) the account debtor is the United States of America, or any department or any agency of any thereof, unless Borrower has complied with the Assignment of Claims Act to Lender's satisfaction; (xi) the Receivable (or any portion of the Receivable) is either a consignment Receivable or a bonded Receivable or a retainage; (xii) the total Receivables owed by an account debtor exceeds 20% of the total Receivables outstanding (30% of that outstanding from OfficeMax), but only that portion that exceeds that percentage would not be considered an Eligible Receivable; or (xiii) In its reasonable discretion, Lender shall become dissatisfied with the creditworthiness of an account debtor owing a Receivable.

          "Equipment" shall have the meaning provided in the paragraph entitled
           ---------
"Security".

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

          "ERISA Affiliate" shall mean, with respect to any Person, any trade or
           ---------------
business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of
Section 414 of the Code, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Event" shall mean: (a) a Reportable Event described in Section
           -----------
4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations); (b) the withdrawal of Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate a Plan by the PBGC under
Section 4042 of ERISA; or (e) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Event of Default" shall have the meaning provided in the paragraph
           ----------------
entitled "Default and Remedies".

          "GAAP" shall mean generally accepted accounting principles
           ----
consistently applied and maintained throughout the period indicated and consistent with the audited financial statements delivered to Lender pursuant to the paragraph entitled "General Representations and Warranties". Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

          "General Intangibles" shall have the meaning provided in the paragraph
           -------------------
entitled "Security".

          "Guarantor" - None.
           ---------

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          "Guaranty(ies)" shall mean those certain Guaranties dated as of the
           -------------
date hereof, from each of the Guarantors and any other agreement whereby a Person guarantees the payment or performance of any of the Obligations.

          "Independent Public Accountants" shall mean Levine, Hughes & Mithuen,
           ------------------------------
Inc. or any other firm of independent public accountants which is acceptable to Lender.

          "Inventory" shall have the meaning provided in the paragraph entitled
           ---------
"Security".

          "Liabilities" of any Person shall mean those items which, in
           -----------
accordance with GAAP, appear as liabilities on a balance sheet.

          "Line Maintenance Fee" shall have the meaning provided in the
           --------------------
paragraph entitled "Affirmative Covenants".

          "Loan Administration Fee" shall have the meaning provided in the
           -----------------------
paragraph entitled "Affirmative Covenants".

          "Loan Document(s)" shall mean individually or collectively, as the
           ----------------
case may be, this Agreement, the Note, and all other documents executed, delivered or referred to herein or therein, as originally executed and as amended, modified or supplemented from time to time.

          "Material Adverse Occurrence" shall mean any occurrence of whatsoever
           ---------------------------
nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which Lender shall determine, in its sole discretion, could materially adversely affect the present or prospective financial condition or operations of Borrower or a Guarantor or impair the ability of Borrower or a Guarantor to perform its obligations under this Agreement or any other Loan Document.

          "Maturity Date" shall mean January 25, 2002, provided, however, that
           -------------
the then current Maturity Date shall be extended by succeeding periods of 12 calendar months without notice to or action by either Borrower or Lender, provided further however, that such extension shall not occur if: (i) Lender has notified Borrower of an Event of Default that has occurred and is continuing, or
(ii) this Agreement has previously terminated as provided in the paragraph entitled "Termination", or (iii) Lender has, in its sole and absolute discretion, demanded payment of amounts owed hereunder, or (iv) Borrower or Lender have notified the other of the intention not to renew at least sixty days prior to the then current Maturity Date and thereafter no extension shall occur.

          "Maximum Principal Amount" shall mean, at any date, Two Million and
           ------------------------
No/100ths Dollars ($2,000,000.00).

          "Monthly Payment Date" shall mean the first day of each month.
           --------------------

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA to which Borrower is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

          "Net Profit" or "Net Loss" for any period shall mean net income or
           ----------      --------
loss from operations for such period, determined in accordance with GAAP excluding, however, (i) extraordinary gains (including but not limited to the conversion of debt to equity, the forgiveness of debt and the like), and (ii) gains (whether or not extraordinary) from sales or other dispositions of assets other than the sale of Inventory in the ordinary course of Borrower's business.

          "Note" shall mean Borrower's revolving or promissory note of even date
           ----
payable to the order of Lender to evidence the Advances, including any replacements, substitutions or amendments thereof.

          "Obligations" shall have the meaning provided in the paragraph
           -----------
entitled "Security".

          "Origination Fee" shall have the meaning provided in the paragraph
           ---------------
entitled "Affirmative Covenants".

          "Participant" shall mean each Person who purchases a participation
           -----------
interest from Lender in the obligations.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
successor board, authority, agency, officer or official of the United States administering the principal functions assigned on the date hereof to the Pension Benefit Guaranty Corporation under ERISA.

          "Person" shall mean any natural person, corporation, firm,
           ------
partnership, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan" shall mean each employee benefit plan or other class of
           ----
benefits covered by Title IV of ERISA, in either case whether now in existence or hereafter instituted, of Borrower or any of its Subsidiaries.

          "Prime Rate" shall mean the publicly announced base rate (or other
           ----------
publicly announced reference rate) charged by Norwest Bank Minnesota, National Association; Borrower acknowledges that the Prime Rate may not be the lowest rate made available by Lender to its customers and that Lender may lend to its customers at rates that are at, above or below the Prime Rate.

          "Receivables" shall have the meaning provided in the paragraph
           -----------
entitled "Security".

          "Reportable Event" shall have the meaning given to that term in Title
           ----------------
IV of ERISA.

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          "Security Interest" shall mean any lien, pledge, mortgage,
           -----------------
encumbrance, charge or security interest of any kind whatsoever (including, without limitation, the lien or retained security title of a conditional vendor) whether arising under a security instrument or as a matter of law, judicial process or otherwise or the agreement by Borrower to grant any lien, security interest or pledge, mortgage or encumber any asset.

          "Subordinated Debt" shall mean indebtedness of Borrower for borrowed
           -----------------
money which is subordinated to the Obligations on terms satisfactory to Lender in its sole discretion.

          "Subsidiary" of any Person shall mean any other corporation of which
           ----------
more than 50% of the outstanding shares of capital stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person, by such Person and one or more Subsidiaries, or by one or more other Subsidiaries.

          "Termination Date" shall mean the earliest of (i) the Maturity Date or
           ----------------
(ii) the date upon which Lender's obligation to make Advances is terminated pursuant to the paragraph entitled "Default and Remedies", or (iii) the date upon which the obligations are declared to be due and payable (or automatically become due and payable) upon the occurrence of an Event of Default as provided in the paragraph entitled "Default and Remedies" or otherwise, or (iv) the date upon which this Agreement terminates as provided in the paragraph entitled "Termination", or (v) upon demand by Lender in its sole and absolute discretion.

          "Withdrawal Liability" shall have the meaning given to that term in
           --------------------
Title IV of ERISA.

     3.   Security.  As security for all present and future sums loaned or
          --------
advanced by Lender to Borrower and for all other obligations now or hereafter chargeable to Borrower's loan account hereunder, and all other obligations and liabilities of any and every kind of Borrower to Lender, due or to become due, direct or indirect, absolute or contingent, joint or several, howsoever created, arising or evidenced, now existing or hereafter at any time created, arising or incurred (herein called "Obligations'), Borrower hereby grants to Lender a security interest in and to the following property:

          (a) All Receivables of Borrower now owned or hereafter acquired or arising, together with all customer lists, original books and records, ledger and account cards, computer tapes, discs, printouts and records, whether now in existence or hereafter created. "Receivables" means all rights of Borrower to the payment of money, whether or not earned and howsoever evidenced or arising, including (without limitation) all present and future "Accounts", accounts receivable, "Chattel Paper", "Instruments", and rights to payment which are "General Intangibles" (as those terms are used in the Commercial Code), all security therefor and all of Borrower's rights as an unpaid seller of goods (including rescission, replevin, reclamation and stopping in transit) and all of Borrower's rights to any goods represented by any of the foregoing including returned or repossessed goods;

          (b) All Inventory of Borrower, whether now owned or hereafter acquired and wherever located. "Inventory" includes all Goods (as defined in Article 9 of the Commercial Code) intended for sale or lease or to be furnished under contracts of service, all raw materials and work in process therefor, all finished goods thereof, all materials and supplies of every nature used or usable or consumed or consumable in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such Goods, and all accessories thereto and all documents of title therefor evidencing the same;

          (c) All Equipment of Borrower, whether now owned or hereafter acquired and wherever located. "Equipment" includes all of Borrower's Goods other than Inventory, all replacements and substitutions therefor and all accessions thereto, and specifically includes, without limitation, all present and future machinery, equipment, vehicles, manufacturing equipment, shop equipment, office and record keeping equipment, furniture, fixtures, parts, tools and all other Goods (except Inventory) used or acquired for use by Borrower for any business or enterprise;

          (d) All General Intangibles and Deposit Accounts (as defined in
     Article 9 of the Commercial Code) of Borrower, whether now owned or hereafter acquired, including (without limitation) all present and future domestic and foreign patents, patent applications, trademarks, trademark applications, copyrights, trade names, trade secrets, patent and trademark licenses (whether Borrower is licensor or licensee), shop drawings, engineering drawings, blueprints, specifications, parts lists, manuals, operating instructions, customer and supplier lists, licenses, permits, franchises, the right to use Borrower's corporate name and the goodwill of Borrower's business; and

          (e) All Investment Property (as defined in the Commercial Code) including but not limited to stock and other securities evidencing ownership of any other organization, company or entity as well as all amendments, extensions, renewals and replacements of the above, together with all certificates, other instruments, options, rights, interest, and other distributions issued as an addition to, in substitution or in exchange for, or on account of, the same, all whether now existing or hereafter arising and whether now owned or hereafter acquired; and

          (f) All products and proceeds of any and all of the foregoing and all products and proceeds of any other Collateral (as hereinafter defined) including the proceeds of any insurance covering any of the Collateral, as well as all Deposit Accounts (as defined in the Commercial Code), money, cash, and the like.

All such Receivables, Inventory, Equipment, General Intangibles, Investment Property, Deposit Accounts, products and proceeds, together with all other assets and properties of Borrower in or on which Lender is now or hereafter granted a security interest, mortgage, lien or encumbrance pursuant to this Agreement or otherwise, are hereinafter sometimes referred to as "Collateral".

     4.   Advances.
          --------

          (a) At the request of Borrower, Lender agrees, subject to the terms and conditions hereinafter set forth, to make loans (each such loan being herein sometimes called individually an "Advance" and collectively the "Advances") to Borrower from time to time on any Business Day during the period from the date hereof and ending on the Termination Date; provided,
                                                                     ---------
     however, that Lender shall not be required to make any Advance if, after
     -------
     giving effect to such Advance, the aggregate unpaid principal amount of Advances outstanding would exceed the lesser of the Borrowing Base or the Maximum Principal Amount. The amount of each such Advance shall be charged to Borrower's loan account. Borrower acknowledges that Lender may, but shall not be obligated to, make an Advance at any time in an amount equal to any overdraft in any account of Borrower maintained with Lender or any Participant even if the aggregate unpaid principal amount of Advances exceeds or would exceed the Borrowing Base or the Maximum Principal Amount.

          (b) In order to obtain an Advance, Borrower shall give written or telephonic notice to Lender, by not later than 11:00 a.m. (Minneapolis time) on the day before the requested Advance is to be made. Lender, shall make such Advance by transferring the amount thereof in immediately available funds for credit to Borrower's account (other than a payroll account), as specified in such notice. At the request of Lender, Borrower shall confirm in writing any telephonic notice.

          (c) The obligation of Lender to make Advances shall terminate on the Termination Date.

          (d) If at any time the sum of the aggregate outstanding principal balance of the Advances exceeds the lesser of (i) the Maximum Principal Amount or (ii) the Borrowing Base, then Borrower agrees to make, on demand, a principal repayment on the Advances in an amount equal to such excess together with accrued interest on the amount repaid to the date of repayment. Borrower agrees that, on the Termination Date (or earlier upon demand), it will repay the entire outstanding principal balance of the Advances together with accrued interest thereon and all accrued fees without presentment or demand for payment, notice of dishonor, protest or notice of protest, all of which are hereby waived.

          (e) The Advances shall be evidenced by the Note made by Borrower payable to the order of Lender in a principal amount equal to the Maximum Principal Amount; subject, however, to the provisions of the Note to the
                       -------  -------
     effect that the principal amount payable thereunder at any time shall not exceed the then unpaid principal amount of all Advances made by Lender. Borrower hereby irrevocably authorizes Lender to make or cause to be made, at or about the time of each Advance made by Lender, an appropriate notation on the records of Lender, reflecting the principal amount of such Advance, and Lender shall make or cause to be made, on or about the time of receipt of payment of any principal of the Note, an appropriate notation on its records reflecting such payment. The aggregate amount of all Advances set forth on the records of Lender shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note.

     5.   Demand Facility.  All interest, principal, Advances, and any other
          ----------------
amounts owing hereunder are due ON DEMAND and Lender specifically reserves the absolute right to demand payment of all such amounts at any time, for any reason or no reason whatsoever. Lender's right to make such demand is not exclusive and Lender may coincidentally or separately from such demand make further demand for payment pursuant to the paragraph entitled "Default and Remedies" or otherwise hereunder and, further, amounts may become due hereunder (pursuant to the paragraph entitled "Default and Remedies" or otherwise) without a demand by Lender, as provided in this agreement.

     6.   Interest.  Borrower agrees to pay interest on the outstanding
          --------
principal amount of the Note, at the close of each day at a fluctuating rate per annum (computed on the basis of actual number of days elapsed and a year of 360 days) which is at all times equal to Three and one-half Percent (3 1/2%) in excess of the Prime Rate; each change in such fluctuating rate caused by a change in the Prime Rate to occur simultaneously with the change in the Prime Rate; provided, however, that (i) in no event shall the interest rate in effect hereunder at any time be less than 8% per annum; and (ii) interest payable hereunder with respect to each calendar month shall not be less than $7,500 regardless of the amount of loans, Advances or other credit extensions that actually may have been outstanding during the month. Interest accrued through the last day of each month will be due and payable to Lender on the next Monthly Payment Date, commencing February 1, 2000. Interest shall also be payable on the Maturity Date or on any earlier Termination Date. Interest accrued after the Maturity Date or earlier Termination Date shall be payable on Demand. Interest may be charged to Borrower's loan account as an Advance at Lender's option, whether or not Borrower then has the right to obtain an Advance pursuant to the terms of this Agreement.

Notwithstanding the foregoing, after Lender has notified Borrower of the occurrence of an Event of Default, the Note

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shall bear interest until paid at 5% per annum in excess of the rate otherwise then in effect, which rate shall continue to vary based on further changes in the Prime Rate; provided, however, that after an Event of Default, (i) in no event shall the interest rate in effect under the Note at any time be less than 13% per annum; and (ii) interest payable under the Note with respect to each calendar month shall not be less than $8,125 regardless of the amount of loans, Advances or other credit extensions that actually may have been outstanding during the month. The undersigned shall also pay a late fee equal to 10% of any payment under the Note that is more than 10 days past due.

     7.   Set-Off; etc.  Upon the occurrence of a Default or an Event of
          ------------
Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or any Participant to or for the credit or the account of Borrower, including specifically any amounts held in any account maintained at Lender or any Participant, against any and all amounts which may be owed to Lender or any Participant by Borrower whether in connection with this Agreement or otherwise and irrespective of whether Borrower shall have made any requests under this Agreement. Lender may also withdraw or obtain funds in any account at any financial institution, company or otherwise without prior notice to Borrower. Lender is expressly authorized to do so by a withdrawal under the Automated Clearing House or ACH process.

     8.   Reports and Collections.
          -----------------------

          (a) Borrower agrees to furnish to Lender, at least weekly, schedules describing Receivables created or acquired by Borrower (including confirmatory written assignments thereof), and when requested by Lender, copies of all invoices to account debtors and other obligors (all herein referred to as "Customers") and copies of shipping or delivery receipts for all goods sold, but if Borrower fails to do so the rights of Lender as a secured party will not be impaired. At any time after the occurrence of an Event of Default, Lender may notify Customers at any time that Receivables have been assigned to Lender and collect them directly in Lender's own name but unless and until Lender does so or gives Borrower other instructions, Borrower shall make collection for Lender at Borrower's sole cost and expense. Borrower shall advise Lender promptly of any goods which are returned by Customers or otherwise recovered involving an amount in excess of $10,000.00 and, unless instructed to deliver such goods to Lender, Borrower shall resell them for Lender and assign or deliver to Lender the resulting Receivables or other proceeds. Borrower shall also advise Lender promptly of all disputes and claims by Customers involving an amount in excess of $10,000.00 and settle or adjust them at no expense to Lender. At any time after the occurrence and during the continuance of an Event of Default, Lender may at all times settle or adjust such disputes and claims directly with the Customers for amounts and upon terms which Lender considers advisable. If Lender so directs at any time after an Event of Default, no discount, credit or allowance shall be granted by Borrower to any Customer and no return of goods shall be accepted by Borrower without Lender's written consent.

          (b) Borrower agrees to furnish to Lender Inventory certifications in accordance with the paragraph entitled "Affirmative Covenants" and a physical listing of all Inventory, wherever located, at least once every twelve months or, in either case, as more frequently requested by Lender.

          (c) All full and partial payments and any other cash collections from whatever source whatsoever, whether or not arising from the sale, collection or other disposition of Collateral (whether or not in the ordinary course of business), including but not limited to the collection of accounts receivable in the ordinary course of business and the ordinary sale of inventory or services for cash, shall immediately be delivered by Borrower to Lender in their original form (except for endorsement where necessary) and uncashed (in the case of checks or other documents). Borrower shall direct all customers and other remitters of payments to mail payments to Lender's post office box or other lockbox. Until such payments are so delivered to Lender (or Lender's lockbox), such payments shall be held in trust by Borrower for and as Lender's property and shall not be commingled with any funds of Borrower. The net amount received by Lender as proceeds arising from the sale or other disposition of Collateral will be credited by Lender to Borrower's loan account (subject to final collection thereof): (1) for purposes of interest calculation only, as of the date of deposit; and (2) for other purposes, after allowing the number of days required by the applicable bank for collection of checks and other instruments.

     9.   Warranty as to Collateral.  Borrower warrants that:
          -------------------------

          (a) all Receivables listed in or reported on Borrower's schedules will, when Borrower delivers the schedules to Lender, be bona fide existing obligations created by the sale and actual delivery of goods or the rendition of services to Customers in the ordinary course of business, not subject to return, evaluation or other condition, and which Borrower then owns free of any Security Interest except for the Security Interest in favor of Lender created by this Agreement or Security Interests permitted under the paragraph entitled "Negative Covenants", and which are then unconditionally owing to Borrower without defense, offset or counterclaim; and that all copies of shipping or delivery receipts, invoice copies and other documents furnished to Lender in connection therewith will be true and correct; and

          (b) all Eligible Inventory and Equipment is and shall be owned by Borrower, free of any Security Interest except for the Security Interest of Lender created by this Agreement or Security Interests permitted by the paragraph entitled "Negative covenants".

Lender's rights to and security interest in the Collateral will not be impaired by the ineligibility of any such Collateral for Advances and will continue to be effective until all obligations chargeable to Borrower's loan account have been fully satisfied.

     10.  Power of Attorney.  Borrower authorizes and appoints Lender, or any of
          -----------------
Lender's officers, employees or agents whom Lender may from time to time designate, as Borrower's attorney with power to: (a) to endorse Borrower's name on any checks, notes, acceptances, drafts or other forms of payment or security that may come into Lender's possession; (b) to sign Borrower's name on any invoice or bill of lading relating to any Receivables, on drafts against Customers, on schedules and confirmatory assignments of Receivables, on notices of assignment, financing statements and amendments under the Commercial Code and other public records, on verifications of accounts and on notices to Customers;
(c) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender; (d) to receive, open and dispose of all mail addressed to Borrower; (e) to send requests for verification of accounts to Customers; (f) to obtain information from any bank, creditor, customer or other Person regarding Borrower's relationship, account, history etc.; (g) to sign lien waivers and other releases or satisfactions of claims or rights by Borrower in exchange for payment or other consideration which Lender in its sole discretion believes is appropriate under the circumstances; and (h) to directly verify and/or confirm the existence, authenticity, accuracy or terms of any Receivable (both in Lender's own name or in Borrower's name) without previously notifying Borrower of its intention to do so and Borrower grants its consent to Lender for Lender's employees and agents to represent themselves as employees or agents of Borrower for these purposes; provided however, that the powers specified in clauses (b), (c), (d), (f) and (g) above may be exercised only after the occurrence and notice of an Event of Default. Borrower ratifies and approves all acts of the attorney. Neither Lender nor the attorney will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivable in which Lender has a security interest or any Obligation remains unpaid. Borrower waives presentment and protest of all instruments and notice thereof, notice of default and dishonor and all other notices to which Borrower may otherwise be entitled except and if, and when where expressly provided elsewhere.

     11.  Location of Collateral.  Borrower warrants that its chief executive
          ----------------------
office is at the address stated in the opening paragraph of this Agreement and that, unless indicated otherwise here, its books and records concerning Receivables are located at the same address. Unless indicated otherwise here, Borrower's Inventory, Equipment and other goods are located at the same address:

     [Location of collateral]
     -

     Receivable Records, Inventory and Equipment:
     --------------------------------------------
          CommWorld headquarters
          7315 S. Revere Parkway, Suite 602
          Englewood, CO 80112

          CommWorld/CRI
          1110 E. Collins Blvd., Suite 100
          Richardson, TX  75081

          CommWorld/RMS
          3201 Bishop Drive
          Arlington, TX  76010

          CommWorld/West-Tech
          17301 W. Colfax Ave., Suite 165
          Golden, CO  80401

          CommWorld of Denver (Sales office)
          6070 S. Greenwood Plaza Blvd., Suite 110
          Englewood, CO  80111

Borrower shall immediately notify Lender if any additional locations for Collateral are subsequently established. Borrower shall not change the location of its chief executive office, the place where it keeps its books and records, or the location of any Collateral (except for sales of Inventory in the ordinary course of business) until Borrower has obtained the written consent of Lender and all necessary filings have been made and other actions taken to continue the perfection of Lender's Security Interest in such new location. Lender's Security Interest attaches to all the Collateral wherever located, and the failure of Borrower to inform Lender of the location of any item or items of Collateral shall not impair Lender's Security Interest therein.

     12.  Ownership and Protection of Collateral.  Borrower warrants, represents
          --------------------------------------
and covenants to Lender that the Collateral is now and, so long as Borrower is obligated to Lender, will be owned by Borrower free and clear of all Security Interests except for the Security Interest in favor of Lender created by this Agreement and except the Security Interests, if any, permitted by the paragraph entitled "Negative Covenants", and that said Collateral, including the Receivables and proceeds resulting from the collection, sale or other disposition thereof, will remain free and clear of any and all Security Interests except for the Security Interest in favor of Lender created by this Agreement and except the Security Interests, if any, permitted under the paragraph entitled "Negative Covenants". Borrower will not sell, lease or otherwise dispose of the Collateral, or attempt to do so (except for sales of Inventory in the ordinary course of business and sales of obsolete and worn equipment not in excess of $25,000 in the aggregate in any calendar year) without the prior written consent of Lender unless the proceeds of any such sale are paid to Lender for application on Borrower's Obligations. After the occurrence of a Default or an Event of Default, Lender will at all times have the right to take physical possession of any

Inventory and Equipment constituting Collateral and to maintain such possession on Borrower's premises or to remove the same or any part thereof to such other places as Lender may wish. If Lender exercises Lender's right to take possession of such Collateral, Borrower shall on Lender's demand, assemble the same and make it available to Lender at a place reasonably convenient to Lender. Borrower shall at all times keep the Equipment constituting Collateral in good condition and repair. All expenses of protecting, storing, warehousing, insuring, handling and shipping of the Collateral, all costs of keeping the Collateral free of any Security Interests prohibited by this Agreement and of removing the same if they should arise, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by Borrower and if Borrower fails to promptly pay any thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower's loan account therefor. Borrower agrees to renew all insurance required by this Paragraph or the paragraph entitled "Insurance" at least 30 days prior to its expiration. Borrower agrees that, with respect to any Inventory maintained in a public warehouse, (i) Borrower will ensure that any warehouse receipts issued are not in a negotiable form, (ii) Borrower will, upon request from Lender, deliver all warehouse receipts to Lender, and (iii) Borrower will cause the public warehouseman to execute an agreement similar to those delivered pursuant to the paragraph entitled "Conditions Precedent to Initial Advance" in form and substance satisfactory to Lender.

     13.  Perfection of Security Interest.  Borrower agrees to execute such
          -------------------------------
financing statements together with any and all other instruments or documents and take such other action, including delivery, as may be required to create, evidence, perfect and maintain Lender's Security Interest in the Collateral and Borrower shall not in any manner do any act or omit to do any act which would in any manner impair or invalidate Lender's Security Interest in the Collateral or the perfection thereof.

     14.  Insurance.  Borrower shall maintain insurance coverage on any
          ---------
Collateral other than Receivables with such companies, against such hazards, and in such amounts as may from time to time be acceptable to Lender and shall deliver such policies or copies thereof to Lender with satisfactory lender's loss payable endorsements naming Lender. Each policy of insurance shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of any anticipated cancellation of the policy for any reason and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower nor by the occupation of the premises wherein such Collateral is located for purposes more hazardous than are permitted by said policy. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies of such types (which may include, without limitation, public and product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such reasonable amounts as may from time to time be required by Lender.

     15.  Borrower's Account.  Lender may charge to Borrower's loan account at
          ------------------
any time the amounts of all Obligations (and interest, if any, thereon) owing by Borrower to Lender, including (without limitation) loans, Advances, debts, liabilities, obligations acquired by purchase, assignment or participation and all other obligations, whenever arising, and whether due or to become due; also the amount of all costs and expenses and all attorneys' fees and legal expenses incurred in connection with efforts made to enforce payment of such obligations, or to obtain payment of any Receivables, or the foreclosure of any Collateral or in the prosecution or defense of any actions or proceedings relating in any way to this Agreement (including but not limited to bankruptcy or insolvency proceedings) whether or not suit is commenced, including reasonable attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's order or judgment; and also the amounts of all unpaid taxes and the like, owing by Borrower to any governmental authority or required to be deposited by Borrower, which Lender pays or deposits for Borrower's account. All of Borrower's borrowings hereunder and (unless otherwise specified) all other obligations which are chargeable to Borrower's loan account shall be payable ON DEMAND; recourse to security will not be required at any time. All sums at any time standing to Borrower's credit on Lender's books and all of Borrower's property at any time in Lender's possession or upon or in which Lender has a Security Interest, may be held by Lender as security for all obligations which are chargeable to Borrower's loan account. Subject to the foregoing, Lender, at Borrower's request, will remit to Borrower any net balance standing to Borrower's credit on Lender's books. Lender will account to Borrower monthly and each monthly accounting will be fully binding on Borrower, unless, within thirty days thereafter, Borrower gives Lender specific written notice of exceptions. All debit balances in Borrower's loan account will bear interest as provided in the paragraph entitled "Interest" of this Agreement. If Lender so requests at any time, Borrower will immediately execute and deliver to Lender a promissory note in negotiable form payable on demand to Lender's order in a principal amount equal to the amount of the debit balance in Borrower's loan account, with interest as provided in the paragraph entitled "Interest". In any event, Borrower covenants to pay all Advances, debts, accounts and interest when due.

     16.  Participations.  If any Person shall acquire a participation in
          --------------
Advances made to Borrower hereunder, Borrower hereby grants to Lender as well as any such Person holding a participation, and Lender and such Person shall have and are hereby given a continuing Security Interest in any money, securities and other property of Borrower in the custody or possession of such Participant, including the right of set-off as fully as if such Participant had lent directly to Borrower the amount of such participation. Borrower hereby grants to Lender its continuing authority and consent to release any and all financial and other information related to Borrower's financial condition, performance, its business, operations or any other matter whatsoever to any of Borrower's creditors (both secured and unsecured), to any Participant, or to any other Person for their consideration of a possible participation in Advances by that Person.

     17.  General Representations and Warranties.  To induce Lender to make
          --------------------------------------
Advances hereunder, Borrower makes the following representations and warranties, all of which shall survive the initial Advance:

          (a) Each Borrower is a corporation duly organized, existing, and in good standing under the laws of the State of Colorado (except for CommWorld Acquisition Corporation which is a Texas corporation), has corporate power to own its property and to carry on its business as now conducted, and is duly qualified to do business in all states in which the nature of its business requires such qualification except where failure would not cause a Material Adverse Occurrence. During the past five years, Borrower has done business solely under its name(s) listed above as "Borrower", as well as those names described in paragraph 11 above, as well as the following names:

     [Old names, trade names and dba names]

          CommWorld
          Interconnect Acquisition Corporation
          CRI
          CommWorld of Denver
          CommWorld Nationwide
          CommWorld International
          CommWorld of Seattle
          CommWorld of Tucson
          CommWorld of Phoenix
          CommWorld Nations Capitol Area

     Borrower does not own any capital stock of any corporation, except for corporations which may be a joint borrower hereunder or which are providing a Guaranty or which are listed here:

     [Corporate stock owned]

          Donaldson & Associates, Inc.
          Willpower, Inc.
          CommWorld of Seattle, Inc.
          CommWorld of Tucson, Inc.
          CommWorld of Phoenix, Inc.

          (b) The execution and delivery of this Agreement and the other Loan Documents and the performance by Borrower of its obligations hereunder and thereunder do not and will not conflict with any provision of law, or of the charter or bylaws of Borrower, or of any agreement binding upon Borrower, provided, however, that certain customer, depository, insurance, vendor and lease agreements may prohibit the assignment of certain of Borrower's rights under or interests in or deposits made pursuant to such agreements.

          (c) The execution and delivery of this Agreement and the other Loan Documents have been duly authorized by all necessary corporate action by directors/governors and shareholders/members of Borrower; and this Agreement and the other Loan Documents have in fact been duly executed and delivered by Borrower and constitute its lawful and binding obligations, legally enforceable against it in accordance with their respective terms.

          (d)  Unless listed here,

     [Lawsuit case names]

     Dairy Fresh v. Communications World International
     ___________________________________________________________________________
     ___________________________________________________________________________

     there is no action, suit or proceeding at law or equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Borrower, threatened against Borrower or any Guarantor or the property of Borrower or any Guarantor which, if determined adversely, would be a Material Adverse Occurrence, and neither Borrower nor any Guarantor is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where the effect of such default would be a Material Adverse Occurrence.

          (e) The authorization, execution and delivery of this Agreement, and the payment of the loans and interest hereon, is not, and will not be, subject to the jurisdiction, approval or consent of any federal, state or local regulatory body or administrative agency.

          (f) All of the assets of Borrower are free and clear of Security Interests except for (i) equipment leases on specific equipment (and not in equipment generally) which are disclosed on a Uniform Commercial Code search in the states where equipment is located as disclosed above under "Location of Collateral"; (ii) those Security Interests which have been expressly subordinated to by Lender on an agreement in form and substance satisfactory to Lender; (iii) security interests disclosed on Uniform Commercial Code and other lien searches performed on behalf of Lender in connection with the preparation and negotiation of this agreement; (iv) liens for taxes or assessments not delinquent, landlord and other statutory liens. No Borrower shall be deemed to have made any representation as to the perfection of any security interest in any Collateral which may not be perfected by filing of a Uniform Commercial Code financing statement with the office of the Secretary of State in any Borrower location set forth in paragraph 11 hereof.

          (g) Borrower has filed all federal, state and local tax returns which, to the knowledge of Borrower, are required to be filed, except where failure to file would not cause a Material Adverse Occurrence, and Borrower has paid all taxes shown on such returns and all assessments which are due. Borrower has made all required withholding deposits. Borrower does not have knowledge of any objections to or claims for additional taxes by federal, state or local taxing authorities for subsequent years which would be a Material Adverse Occurrence.

          (h) Borrower has furnished to Lender various personal and organizational financial statements. All such statements were prepared in accordance with GAAP and present fairly the financial condition of Borrower and other person and/or entity for which each statement relates. There has been no material adverse change in the condition of Borrower and the other person and/or entity relating to such statements, financial or otherwise, since the date of the most recent of such financial statements.

          (i) The value of the assets and properties of Borrower at a fair valuation and at their then present fair salable value is and, after giving effect to any pending Advance and the application of the amount advanced, will be greater than its total liabilities, including Contingent Obligations, and Borrower has (and has no reason to believe that it will not have) capital sufficient to pay its liabilities, including Contingent Obligations, as they become due.

          (j) Borrower is in compliance with all requirements of law relating to pollution control and environmental regulations in the respective jurisdictions where Borrower is presently doing business or conducting operations.

          (k) All amounts obtained pursuant to Advances will be used for Borrower's working capital purposes.

          (l) Except for the trademarks, patents, copyrights and franchise rights listed here, Borrower is not the owner of any patent, trademark, copyright or franchise rights, except for common law trademark rights pertaining to names of Borrowers described in paragraph 17 (a) above:

     [Trademarks, patents, copyrights and franchise rights]

          As franchisor, various franchise agreements whereby Borrower will sell equipment to franchisees at a markup.

          (m) (i) Each Plan is in compliance in all material respects with all applicable provisions of ERISA and the Code; (ii) the aggregate present value of all accrued vested benefits under all Plans (calculated on the basis of the actuarial assumptions specified in the most recent actuarial valuation for such Plans) did not exceed as of the date of the most recent actuarial valuation for such Plans the fair market value of the assets of such Plans allocable to such benefits; (iii) Borrower is not aware of any information since the date of such valuations which would materially affect the information contained therein; (iv) no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred an accumulated funding deficiency, as that term is defined in Section 302 of ERISA or Section 412 of the Code (whether or not waived); (v) no liability to the PBGC (other than required premiums which have become due and payable, all of which have been paid) has been incurred with respect to any Plan, and there has not been any Reportable Event which presents a material risk of termination of any Plan by the PBGC; and (vi) Borrower has not engaged in a transaction which would subject it to tax, penalty or liability for prohibited transactions imposed by ERISA or the Code. Borrower does not contribute to any Multiemployer Plan.

          (n) No part of any Advance shall be used at any time by Borrower to purchase or carry margin stock (within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. No part of the proceeds of any Advance will be used by Borrower for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

          (o) Borrower is not an "investment company", or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Advances, the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

          (p) Borrower has a three classes of stock (common, Series C Preferred and Series F Preferred) and the owners of at least 5% of such common voting stock/interest outstanding is as follows (rounded to nearest percent):

     [Significant Owners and shares owned]

[For Corporations]

Name of Shareholders                    Percent of
--------------------
                                       outstanding
                                          Shares
                                          ------
Lionel Brown                                       7.9%

James Ciccarelli                                  12.5%

          Steven Bathgate                      10.4%

          Eugene McColley                       5.7%

     Borrower has not: (i) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (ii) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in either case where the effect of such violation would be a Material Adverse Occurrence. No proceeds of the Advances will be used to acquire any security in any transaction which is subject to Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended.

          (q) Except for Contingent Obligations listed here, Borrower does not have any Contingent Obligations.
     [Contingent Obligations list - Attach details to Agreement]

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

          (r) All factual information heretofore or herewith furnished by or on behalf of Borrower to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (s) Each representation and warranty shall be deemed to be restated and reaffirmed to Lender on and as of the date of each Advance under this Agreement (except where otherwise disclosed by Borrower to Lender in writing) and except that any reference to the financial statements referred to in the paragraph entitled "General Representations and Warranties" shall be deemed to refer to the financial statements then most recently delivered to Lender pursuant to the paragraph entitled "Affirmative Covenants".

     18.  Affirmative Covenants.  Borrower agrees that it will:
          ---------------------

          (a) Furnish to Lender in form satisfactory to Lender the following, all of which will conform to GAAP:

              (i) Within 105 days after the end of each fiscal year of Borrower, a complete audited financial report prepared and certified by Independent Public Accountants on a Consolidated and consolidating basis for Borrower and any Consolidated Subsidiaries of Borrower; together with a copy of the management letter or memorandum, if any, delivered by such independent certified public accountant to Borrower and Borrower's response thereto. If Borrower shall fail to supply the report within such time limit, Lender shall have the right (but not the duty) to employ certified public accountants acceptable to Lender to prepare such report at Borrower's expense;

              (ii) Within 45 days after the end of each month, a balance sheet with operating figures as to that month, certified as correct by the chief financial officer or treasurer of Borrower but subject to adjustments as to inventories or other items to which an officer of Borrower directs attention in writing, together with a reconciliation of any variances between the information provided on such balance sheet and the information for that day previously delivered to Lender pursuant to the paragraph entitled "Affirmative Covenants";

              (iii) With each of the financial statements described above, a compliance certificate in form and substance satisfactory to Lender and certified as true and accurate by the president, chief executive officer, chief financial officer or treasurer of Borrower;

              (iv) Within 10 days after the end of each month, an aging of accounts receivable together with a reconciliation in a form satisfactory to Lender and an aging of accounts payable in form acceptable to Lender, both certified as true and accurate by an officer of Borrower;

              (v) Within 10 days after the end of each month, an inventory certification report for all Inventory at all locations and in form acceptable to Lender and certified as true and accurate by an officer of Borrower; and

              (vi) Prior to its release, all press releases and/or announcements, whether or not Borrower is a so called "public company"; and

              (vii) From time to time, at Lender's request, any and all other material, reports, information, tax returns and/or figures reasonably required by Lender.

          (b) Except where and limited to circumstances where the Independent Public Account/client privilege is materially and adversely affected, permit Lender and its representatives access to, and the right to make copies of, the books, records, and properties of Borrower at all reasonable times; and permit Lender and its representatives to discuss Borrower's financial matters with officers of Borrower and with its Independent Public Accountant (and, by this provision, Borrower authorizes its Independent Public Accountant to participate in such discussions).

          (c) Pay when due all taxes, assessments, and other liabilities against it or its properties except those which are being contested in good faith and for which an adequate reserve has been established; Borrower shall make all withholding payments when due;

          (d) Promptly notify Lender in writing of any substantial change in present management or present business, of its intention to enter into a new business or industry, or of its intention to wind down, liquidate or close substantially all of its business;

          (e) Pay when due all amounts necessary to fund in accordance with its terms any Plan;

          (f) Comply in all material respects with all laws, acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to Borrower's business operation or Collateral or any part thereof; provided, however, that Borrower may contest any such
                       --------  -------
     law, act, rule, regulation or order in good faith by appropriate proceedings so long as (i) Borrower first notifies Lender of such contest, and (ii) such contest does not, in Lender's sole discretion, adversely affect Lender's right or priority in the Collateral or impair Borrower's ability to pay the Obligations when due;

          (g) Permit Lender and its representatives, at any time during the course of normal business hours, to examine and inspect any Collateral, and to examine, inspect and copy the Borrower's records pertaining to the Collateral and the Borrower's financial condition, business and property.

          (h) Loan Administration Fee.  Pay Lender for the period commencing on
              ------------------------
     the date of this Agreement and continuing through the date of full payment of all Obligations, a reasonable administration fee (herein called the "Loan Administration Fee"), which shall be equal to the sum of $4,000 per calendar quarter (or any partial quarter), commencing as of the date hereof and pro-rated for the balance of the current calendar quarter. The Loan Administration Fee shall be non-refundable, shall be deemed earned when paid, and shall be payable to Lender as of the date hereof (for the balance of the current calendar quarter), and thereafter on January 1, 2000 and on the first day of each subsequent 3 month period/quarter. The existence or payment of the Loan Administration Fee, Line Maintenance Fee or any other fee or charge, shall in no way alter or diminish the obligation to pay interest, Lender's costs of collection and attorneys' fees, or any other fees or charges imposed under this agreement or any other agreement between Lender and Borrower or any Guarantor;

          (i) Line Maintenance Fee.  Pay Lender, for the period commencing on
              ---------------------
     the date of this Agreement and continuing through the Termination Date, a non-refundable line maintenance fee (the "Line Maintenance Fee") $20,000 per annum (less the $10,000 survey fee which has already been paid and which is credited against the first year's Line Maintenance Fee). Such Line Maintenance Fee shall be payable to Lender in advance on the Closing Date and on the first day of each subsequent anniversary of this agreement until all amounts owing hereunder are repaid in full. The Line Maintenance Fee shall be non-refundable and shall be deemed earned when paid.

          (j) Promptly notify Lender in writing of (x) any litigation which (i) involves an amount in dispute in excess of $25,000.00 (ii) relates to the matters which are the subject of this Agreement, or (iii) if determined adversely to Borrower would be a Material Adverse Occurrence; and (y) any adverse development in any litigation described in clause (x).

          (k) Promptly notify Lender of any Default or Event of Default.

          (l) As of the calendar quarter ending 6/30/00, and as of the end of each subsequent calendar quarter, Borrower shall achieve a Net Profit PLUS any amortization of goodwill related to any past or future acquisition of at least $1.00 on a year-to-date basis and before income tax.

     19.  Negative Covenants.  Borrower agrees that, without Lender's written
          ------------------
consent, it will not:

          (a) Expend or contract to expend an aggregate in excess of $100,000 for fixed assets in any fiscal year, whether by way of purchase, lease or otherwise, and whether payable currently or in the future; provided however, that this subparagraph (a) shall not apply to debt related to acquisitions permitted by subparagraph (f) below as long as such debt is unsecured (other than potential liens in the stock of any new subsidiary) and such debt is further subordinated to Lender under terms satisfactory to Lender.

          (b) Purchase or redeem any shares of Borrower's capital stock; or declare or pay any dividends (other than dividends payable in capital stock); or make any distribution to stockholders of any assets of Borrower.

          (c) Incur or permit to exist any indebtedness, secured or unsecured, for money borrowed, except: (i) borrowings under this Agreement; (ii) indebtedness, not exceeding $50,000.00 at any one time in the aggregate outstanding, which was incurred to acquire fixed assets, but only to the extent that such fixed asset acquisition is permitted by this paragraph entitled "Negative Covenants"; or (iii) borrowings, if any, which are existing on the date of this Agreement, which exceed $25,000 and which are listed here (rounded to nearest $1,000):

     [Debt over $25,000 - Attach details to Agreement]

                                                         Total
               Name of Creditor                       Amount Owed
               ----------------                       -----------
                                                  (rounded to $1,000s)
               TAIS                                            $  238

               Donaldson                                       $  630

               Century Capital                                 $   42

               Clappisi Holdings                               $  370

               Pierre Miossec                                  $  139

               Convertible subordinated debt                   $2,200

          (d) Create or permit to exist any Security Interest on any assets now owned or hereafter acquired except: (i) those created in Lender's favor and held by Lender; (ii) liens of current taxes not delinquent or taxes which are being contested in good faith for which an adequate reserve has been established; (iii) purchase money security interests securing indebtedness permitted by this paragraph entitled "Negative Covenants"; provided, however, that such Security Interest extends only to the fixed assets acquired with the proceeds of such indebtedness; (iv) Security Interests disclosed above, securing only debt outstanding on the date of this Agreement and which is described above; and (v) security interests described in paragraph 17 (f).

          (e) Unless provided for under subparagraph (l) below, effect any recapitalization; or be a party to any merger or consolidation; or, except in the normal course of business, sell, transfer, convey or lease all or any substantial part of its property; or sell or assign (except to Lender), with or without recourse, any Receivables or General Intangibles.

          (f) Enter into a new business or purchase or otherwise acquire any business enterprise or any substantial assets of any person or entity; or make any loans to any person or entity; or purchase any shares of stock of, or similar interest in, or make any capital contribution to or investment in, any entity, except that Borrower may purchase or acquire other business enterprises (by stock, asset acquisition or the like) without Lender's consent provided that: (1) Borrower provides to Lender written notice of the occurrence of and details surrounding the transaction promptly upon its completion; and (2) the aggregate of the cash used in all such purchases does not exceed the aggregate amount of cash proceeds obtained from subordinated debt and equity fund raising efforts during the 12 months prior to any such transaction;

          (g) Permit more than $150,000.00 to be owing at any one time to Borrower by all of Borrower's employees, officers, directors, or shareholders, or members of their families, as a result of any borrowings, purchases, travel advances or other transactions or events;

          (h) Become a guarantor or surety or pledge its credit or its assets on any undertaking of another, except for the Contingent Obligations shown above;

          (i) In any fiscal year pay excessive or unreasonable salaries, bonuses, fees, commissions, fringe benefits or other forms of compensation (such salaries, bonuses, fees, commissions, fringe benefits or other forms of compensation being "Compensation") to any of its officers or directors or any Guarantor; or increase the Compensation of any officers or Guarantor by more than ten percent (10%) or pay any such increases in Compensation of officers or Guarantors other than from profits earned in the year of such payment;

          (j) Permit any default to occur under the terms of any loan agreement, note, loan agreement, lease, mortgage, security agreement, or other contractual obligation between Borrower and Lender;

          (k) Permit any default to occur (and to continue beyond the applicable cure period) under the terms of any Loan Document, note, lease, mortgage, contract for deed, security agreement, or other contractual obligation binding upon Borrower with anyone other than Lender and which will result in a Materially Adverse Occurrence on Borrower;

          (l) Make any substantial change in its present business, enter into a new business or industry, or take actions to wind down, liquidate or close substantially all of its business, provided that Borrower may issue new shares by sale or in relation to a business acquisition without Lender's consent provided that:

              i. any acquired business is substantially consistent with Borrower's current business;

              ii. Borrower notifies Lender of such acquisition promptly upon its completion, providing all requested details thereof;
              iii. Borrower does not increase its outstanding stock by more than 30% in each acquisition.

     Further, without Lender's consent, Borrower may issue new shares in a capitalization offering provided that Borrower does not issue more than 30% of its outstanding shares in such transaction.

          (m) Enter into any agreement providing for the leasing by Borrower of property which has been or is to be sold or transferred by Borrower to the lessor thereof, or which is substantially similar in purpose to the property so sold or transferred;

          (n) Change its terms of trade with respect to the due date of any Eligible Receivable;

          (o)  Change its fiscal year;

          (p) (i) Permit or suffer any Plan maintained for employees of Borrower or any commonly controlled entity to engage in any transaction which results in a liability of Borrower under Section 409 or 502(i) of ERISA or
     Section 4975 of the Code; (ii) permit or suffer any such Plan to incur any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived; (iii) terminate, or suffer to be terminated, any Plan covered by Title IV of ERISA maintained by Borrower or any commonly controlled entity or permit or suffer to exist a condition under which PBGC may terminate any such Plan; or (iv) permit to exist the occurrence of any Reportable Event (as defined in Title IV of ERISA) which represents termination by the PBGC of any Plan;

          (q) Enter into any transaction with any Affiliate of Borrower upon terms and conditions less favorable to Borrower than the terms and conditions which would apply in a similar transaction with an unrelated third party;

          (r) Enter into any agreement containing any provision which would be violated or breached by Borrower under any Loan Document or by the performance by Borrower of its obligations under any Loan Document;

          (s) Amend or modify the provisions of any Subordinated Debt; or

          (t) Maintain any Inventory at a warehouse which issues negotiable warehouse receipts with respect to such inventory.

     20.  Availability of Collateral.  Lender may from time to time, for its
          --------------------------
convenience, segregate or apportion the Collateral for purposes of determining the amounts and maximum amounts of Advances which may be made hereunder. Nevertheless, Lender's security interest in all such Collateral, and any other collateral rights, interests and properties which may now or hereafter be available to Lender, shall secure and may be applied to the payment of any and all loans, Advances and other Obligations secured by Lender's security interest, in any order or manner of application and without regard to the method by which Lender determines to make Advances hereunder.

     21.  Default and Remedies.  It shall be an Event of Default under this
          --------------------
Agreement if:

          (a) Borrower fails to make any payment required under this Agreement or any present or future supplements hereto or under any other agreement between Borrower and Lender when due, or if payable upon demand, upon demand; or

          (b) Borrower fails to perform or observe any covenant, condition or agreement contained in this Agreement or in any other Loan Document; or

          (c) Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Guarantor proves to have been false, incorrect or misleading in a material respect when made; or

          (d) A proceeding seeking an order for relief under the Bankruptcy Code is commenced by or against Borrower or any Guarantor, provided however, that if such a proceeding is commenced against Borrower or any Guarantor on an involuntary basis, then only if such action is not dismissed within 60 days of first being filed; or

          (e) Borrower or any Guarantor becomes insolvent or generally fails to pay, or admit in writing its or his inability to pay, its or his debts as they become due; or

          (f) Borrower or any Guarantor applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for it or him or for any of its or his property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or for Guarantor or for a substantial part of Borrower's or any Guarantor's property; or

          (g) Any other reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of Borrower or any Guarantor, provided however, that if such a proceeding is commenced against any Guarantor on an involuntary basis, then only if such action is not dismissed within 60 days of first being filed; or

          (h) Borrower or any Guarantor takes any action to authorize, or in furtherance of, any of the events described in the foregoing clauses (d) through (g); or

          (i) All or a substantial part of the assets of Borrower or any Guarantor are sold, leased, or otherwise disposed of (whether in one transaction or in a series of transactions) to one or more Persons;

          (j) Any judgments, writs or warrants of attachment, executions or similar process (not covered by insurance) in the aggregate amount that exceeds $25,000.00 is issued or levied against Borrower, any Guarantor or any of its or his assets and is not released, vacated or fully bonded prior to any sale and in any event within five days after its issue or levy; or

          (k) The issuance in excess of $10,000 or levy of any garnishment, summons, writ of attachment, writ, warrant, attachment, tax lien or tax levy, execution or other process against any property of Borrower or any Guarantor; or

          (l) The attachment of any tax lien to any property of Borrower or any Guarantor which is other than for taxes or assessments not yet due and payable; or

          (m) A Material Adverse Occurrence takes place.

Upon the occurrence of any Event of Default described in Paragraphs 20(d), (e),
(f), (g) or (h), all Obligations shall be and become immediately due and payable without any declaration, notice, presentment, protest, demand or dishonor of any kind (all of which are hereby waived by Borrower) and Borrower's ability to obtain any additional credit extensions or Advances under this Agreement shall be immediately and automatically terminated. Upon the occurrence of any other Event of Default, Lender may notify Borrower of the termination of Borrower's ability to obtain any additional credit extensions or Advances under this Agreement and may declare all or any portion of the Obligations to be due and payable, without presentment, protest or dishonor of any kind (all of which are hereby waived), whereupon the full unpaid amount of the obligations which shall be so declared due and payable shall be and become immediately due and payable. Upon the occurrence of an Event of Default, Lender shall have all the rights and remedies of a secured party under the Commercial Code and may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender, and Lender shall have the right to take immediate possession of the Collateral and may enter any of the premises of Borrower or wherever the Collateral is located with or without process of law and to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Lender or a purchaser from Lender for storage thereof for a period of at least 90 days). Upon the occurrence of an Event of Default, Lender, without further demand, at any time or times, may sell and deliver any or all of the Collateral at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, at its sole discretion. Any requirement under the Commercial Code or other applicable law of reasonable notice will be met if such notice is mailed (by certified mail, return receipt requested) to Borrower at its address set forth in the opening paragraph of this Agreement at least ten days before the date of sale. Lender may be the purchaser at any such sale, if it is public. The proceeds of sale will be applied first to all expenses of retaking, holding, preparing for sale, selling and the like, including attorneys' fees and legal expenses (whether or not suit is commenced) including, without limitation, reasonable attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's order or judgment, and second to the payment (in whatever order Lender elects) of all other obligations chargeable to Borrower's loan account hereunder. Subject to the provisions of the Commercial Code, Lender will return any excess to Borrower and Borrower shall remain liable to Lender for any deficiency. Borrower agrees to give Lender immediate notice of the existence of any Default or Event of Default.

     22.  Conditions Precedent to Initial Advance.  The obligation of Lender to
          ---------------------------------------
make the initial Advance is subject to the condition precedent that Lender shall have received on or before the date of the initial Advance copies of all of the following, unless waived by Lender:

          (a) A favorable opinion of counsel to Borrower in form and substance satisfactory to Lender;

          (b) UCC-1 Financing Statements in a form acceptable to Lender appropriately completed and duly executed by Borrower;

          (c) Acceptable recent UCC, tax lien, judgment, and bankruptcy searches from the filing offices in all states required by Lender;

          (d) Security Interest Subordination Agreements relating to all notes payable under which Borrower is obligated, unless by its terms, the particular note payable is already subordinated on terms satisfactory to Lender;

          (e) A certified copy of all documents evidencing any necessary consent or governmental approvals (if any) with respect to the Loan Documents or any other documents provided for in this Agreement;

          (f) A certificate by the Secretary or any Assistant Secretary of Borrower certifying as to: (i) attached resolutions of Borrower's Board of Directors authorizing or ratifying the execution, delivery and performance of the Loan Documents to which Borrower is a party and any other documents provided for by this Agreement, (ii) the names of the officers of Borrower authorized to sign the Loan Documents together with a sample of the true signature of such officers, and (iii) attached bylaws of Borrower;

          (g) Certificates of Good Standing for each Borrower issued by its state of incorporation;

          (h) Evidence of insurance for all insurance required by the Loan Documents;

          (i) An officer certificate, in form and substance satisfactory to Lender, executed by James Ciccarelli, Lionel Brown, and David Welch;

          (j) The Note, in form and substance satisfactory to Lender in its sole and absolute discretion, appropriately completed and duly executed by the Borrower;

          (k) Appropriate collateral account agreements executed by Borrower and the other parties thereto;

          (l) Such other approvals, opinions or documents as Lender may require.

     23.  Conditions Precedent to All Advances.  The obligation of Lender to
          ------------------------------------
make any Advance (including the initial Advance) shall be subject to the satisfaction of each of the following conditions, unless waived in writing by
Lender:

          (a) The representations and warranties of Borrower set forth in this Agreement are true and correct on the date of the Advance (and after giving effect to the Advance then being made);

          (b) No Default, no Event of Default and no Material Adverse Occurrence shall then have occurred and be continuing on the date of the Advance or result from the making of the Advance; and

          (c) No litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of Borrower or any Guarantor, threatened against Borrower or any Guarantor or affecting its business or operations or its ability to perform its obligations hereunder which, if adversely determined to Borrower or any Guarantor, would constitute a Material Adverse Occurrence.

     24.  Termination.  Subject to automatic termination of Borrower's ability
          -----------
to obtain additional Advances or credit extensions under this Agreement upon the occurrence of any Event of Default specified in the paragraph entitled "Default and Remedies" above and to Lender's right to terminate Borrower's ability to obtain additional credit extensions and Advances under this Agreement upon the occurrence of any other Event of Default or upon demand, this Agreement shall have a term ending on the Termination Date provided, however, that
                                           --------
Borrower may terminate this Agreement at any earlier time upon sixty days prior written notice; provided further, however, that if Borrower terminates this
                         -------
Agreement at any time prior to the then current Maturity Date, then Borrower shall pay to Lender a prepayment charge equal to the product arrived at by multiplying (i) $7,500.00 if the effective date of termination is on or prior to January 25, 2001, or (ii) $3,750.00 if the effective date of termination is after January 25, 2001, times the number of calendar months (whole and fractional) from the Termination Date to and including the then current Maturity Date. On the Termination Date, all obligations arising under this Agreement shall become immediately due and payable without further notice or demand. Lender's rights with respect to outstanding Obligations owing on or prior to the Termination Date will not be affected by termination and all of said rights including (without limitation) Lender's Security Interest in the Collateral existing on such Termination Date or acquired by Borrower thereafter, and the requirements of this Agreement that Borrower furnish schedules and confirmatory assignments of Receivables and Inventory and turn over to Lender all full and partial payments thereof shall continue to be operative until all such Obligations have been duly satisfied.

     25.  Grant of License to Use Patents and Trademarks Collateral upon
          --------------------------------------------------------------
Default.  For the purpose of enabling Lender to exercise rights and remedies
-------
under this Agreement after an Event of Default, Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, license or sublicense any patent or trademark now owned or hereafter acquired by Borrower and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

     26.  Miscellaneous.
          -------------

          (a) The performance or observance of any affirmative or negative covenant or other provision of this Agreement and any supplement hereto may be waived by Lender in a writing signed by Lender but not otherwise. No delay on the part of Lender in the exercise of any remedy, power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any remedy, power or right preclude other or further exercise thereof or the exercise of any other remedy, power or right. Each of the rights and remedies of Lender under this Agreement will be cumulative and not exclusive of any other right or remedy which Lender may have hereunder or as allowed by law.

          (b) Any notice or request authorized by this Agreement to be given to Lender or to Borrower shall be deemed to be given when personally delivered, or three business days after being deposited in the U.S. mail, certified, return receipt requested, postage prepaid, or one business day after delivery to and receipt by Federal Express or other overnight courier, in each case addressed to Borrower or Lender at its address shown in the opening paragraph of this Agreement as the case may be, or at such other address as the party may, by written notice received by the other, designate as such party's address for purposes of notice hereunder; provided, however,
                                                            --------  -------
     that any notice to Lender which contains a request for an Advance as discussed above shall not be deemed given until actually received.

          (c) This Agreement, including exhibits and schedules and other agreements referred to herein, is the entire agreement between the parties, supersedes and rescinds all prior agreements relating to the subject matter herein, cannot be changed, terminated or amended orally, and shall be deemed effective as of the date it is accepted by Lender.

          (d) Borrower agrees to pay and will reimburse Lender on demand for all expenses incurred by Lender arising out of or during the duration of, this transaction including without limitation filing and recording fees and attorneys' fees and legal expenses, excluding costs of in-house counsel (whether or not suit is commenced), in the operation of cash management, delivery/courier or other services including Lender's then current charges for the operation of a lockbox and wire transfer or advance fees, in the protection and perfection of Lender's security interest in the Collateral, in the enforcement of any of the provisions of this Agreement or of Lender's rights and remedies hereunder and against the Collateral, in the defense of any claim or claims made or threatened against Lender arising out of this transaction, or otherwise including, without limitation, in each instance, all reasonable attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's order or judgment. Borrower acknowledges that, at Lender's discretion, certain expenses may be charged to Borrower at Lender's then current rate for such services to its customers generally or alternatively, at its actual cost including overhead charges. Lender may also impose other miscellaneous charges for additional products or services provided to Borrower based on the cost agreed to by Borrower from time to time. Lender is authorized to deduct any such expenses from any amount due Borrower and/or to add such expenses to Borrower's loan account hereunder.

          Borrower hereby indemnifies, exonerates and holds Lender, and its officers, directors, employees and agents (the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith including, without limitation, reasonable attorneys' fees and disbursements (the 'Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

               (i) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds of any Advance, or

               (ii) the execution, delivery, performance or enforcement of this Agreement or any document executed pursuant hereto by any of the Indemnified Parties, except for any such Indemnified Liabilities arising on account of any Indemnified Party's gross negligence or willful misconduct.

     If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of this Paragraph shall survive termination of this Agreement.

          (e) This Agreement is made under and shall be governed by and interpreted in accordance with the internal laws of the state of Minnesota, except to the extent that the perfection of the Security Interest hereunder, or the enforcement of any remedies hereunder with respect to any particular Collateral, shall be governed by the laws of a jurisdiction other than the State of Minnesota. Captions herein are for convenience only and shall not be deemed part of this Agreement.

          (f) This Agreement shall be binding upon Borrower and Lender and their respective successors, assigns, heirs, and personal representatives and shall inure to the benefit of Borrower, Lender and the successors and assigns of Lender, except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender, and any assignment or transfer in violation of this provision shall be null and void. In connection with the actual or prospective sale by Lender of any interest or participation in the obligations, Borrower authorizes Lender to furnish any information in its possession, however acquired, concerning Borrower or any of its Affiliates to any person or entity, provided that such person agrees to keep confidential any non-public or other confidential information.

          (g) Borrower hereby irrevocably consents and submits to the personal jurisdiction of any Minnesota state court or federal court over any action or proceeding arising out of or relating to the Agreement, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding shall be venued (at the sole option of Lender) in either the District Court of Dakota or Hennepin County, Minnesota, or the United States District Court, District of Minnesota. Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing by United States certified mail, return receipt requested, of copies of such process to Borrower's address stated in the preamble hereto. Borrower agrees that judgment final by appeal, or expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Paragraph shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction. Borrower agrees that, if it brings any action or proceeding arising out of or relating to this Agreement, it shall bring such action or proceeding in the District Court of Hennepin County, Minnesota.

          (h) The provisions of this Agreement are severable, and in any action or proceeding involving any State corporate law, or any State or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Borrower hereunder would otherwise be held or determined to be void, invalid, or unenforceable on account of the grant of a security interest hereunder to secure Borrower's contingent obligations, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by Borrower, Lender or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

          (i) Borrower also irrevocably consents to and authorizes all of its banks and/or financial institutions to provide SPECTRUM with all written, verbal and other information in its possession that relates to its entire relationship with Borrower including but not limited to information relating to accounts, certificates, balances and activity, loans, leases and the like, including any detail information relating to the above.

          (j) If permitted under applicable law, a photocopy or other reproduction hereof may be filed as a financing statement.

                            (continued on next page)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

               LENDER:  SPECTRUM COMMERCIAL SERVICES


                        By______________________________________________

                           Its__________________________________________


               BORROWER:  COMMUNICATIONS WORLD INTERNATIONAL, INC.


                        By______________________________________________

                           Its__________________________________________

                        Fed. Tax ID #:  84-0917382

               BORROWER:  IAC ACQUISITION CORPORATION


                        By______________________________________________

                           Its__________________________________________

                        Fed. Tax ID #:  84-1512570

               BORROWER:  COMMWORLD ACQUISITION CORPORATION


                        By______________________________________________

                           Its__________________________________________

                        Fed. Tax ID #:  74-2909067

               BORROWER:  DIGITAL TELECOM INCORPORATED


                        By______________________________________________

                           Its__________________________________________

                        Fed. Tax ID #:  84-1282629